CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated August 15, 2014, relating to the financial statements of Eubel Brady & Suttman Mutual Fund Trust comprising Eubel Brady & Suttman Income and Appreciation Fund and Eubel Brady & Suttman Income Fund, as of August 1, 2014, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 18, 2014